Exhibit (a)(26)

TD ASSET MANAGEMENT USA FUNDS INC.

ARTICLES SUPPLEMENTARY

TD Asset Management USA Funds Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article V of the charter (the “Charter”) of the Corporation, the Board of Directors of the Corporation, by resolutions duly adopted, reclassified 100,000,000 authorized but unissued shares of the series and class of common stock, par value $.0001 per share (the “Common Stock”), of the Corporation designated as TDAM Institutional Treasury Obligations Money Market Portfolio – Class A as shares of TDAM Tactical Opportunities Fund.

The shares of the foregoing new series have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of a series of Common Stock as set forth in the Charter.

SECOND: After the reclassification and designation of the shares of Common Stock pursuant to these Articles Supplementary, the 100,000,000,000 shares of Common Stock that the Corporation has authority to issue are classified and designated as follows:

Series and Class	Number of Shares
TDAM Money Market Portfolio – Investor Class TDAM Money Market Portfolio – Class A TDAM Money Market Portfolio – Premium Class TDAM Money Market Portfolio – Select Class	8,000,000,000 10,000,000,000 3,000,000,000 6,000,000,000

Series and Class	Number of Shares
TDAM U.S. Government Portfolio – Investor Class TDAM U.S. Government Portfolio – Class A	7,000,000,000 5,000,000,000
TDAM Municipal Portfolio – Investor Class TDAM Municipal Portfolio – Class A	4,000,000,000 4,000,000,000
TDAM New York Municipal Money Market Portfolio – Investor Class TDAM New York Municipal Money Market Portfolio – Class A	2,000,000,000 2,000,000,000
TDAM California Municipal Money Market Portfolio – Investor Class TDAM California Municipal Money Market Portfolio – Class A	5,000,000,000 2,000,000,000
TDAM Short-Term Bond Fund – Institutional Class TDAM Short-Term Bond Fund – Advisor Class	2,800,000,000 300,000,000
TDAM Institutional Money Market Fund – Institutional Class TDAM Institutional Money Market Fund – Institutional Service Class TDAM Institutional Money Market Fund – Commercial Class	3,000,000,000 2,000,000,000 3,000,000,000

Series and Class	Number of Shares
TDAM Institutional U.S. Government Fund – Institutional Class TDAM Institutional U.S. Government Fund – Institutional Service Class TDAM Institutional U.S. Government Fund – Commercial Class	2,000,000,000 3,000,000,000 3,000,000,000

TDAM Institutional Treasury Obligations Money Market Fund – Institutional Service Class

TDAM Institutional Treasury Obligations Money Market Fund – Commercial Class

TDAM Institutional Treasury Obligations Money Market Fund – Institutional Class

TDAM Institutional Treasury Obligations Money Market Fund – Class A

2,000,000,000 3,000,000,000 1,500,000,000 1,400,000,000
TDAM Institutional Municipal Money Market Fund – Institutional Class TDAM Institutional Municipal Money Market Fund – Institutional Service Class	2,000,000,000 1,000,000,000
TDAM Core Bond Fund – Institutional Class TDAM Core Bond Fund – Advisor Class	1,000,000,000 300,000,000
TDAM U.S. Equity Shareholder Yield Fund – Institutional Class TDAM U.S. Equity Shareholder Yield Fund – Advisor Class	1,000,000,000 200,000,000

Series and Class	Number of Shares
TDAM U.S. Large Cap Core Equity Fund – Institutional Class TDAM U.S. Large Cap Core Equity Fund – Advisor Class	1,000,000,000 200,000,000
TDAM Target Return Fund – Institutional Class TDAM Target Return Fund – Advisor Class	1,000,000,000 200,000,000
TDAM Global All Cap Fund – Institutional Class TDAM Global All Cap Fund – Advisor Class	1,000,000,000 200,000,000
TDAM Global Low Volatility Equity Fund – Institutional Class TDAM Global Low Volatility Equity Fund – Advisor Class	1,000,000,000 200,000,000
TDAM High Yield Bond Fund – Institutional Class TDAM High Yield Bond Fund – Advisor Class	1,000,000,000 200,000,000
TDAM Global Equity Shareholder Yield Fund – Institutional Class TDAM Global Equity Shareholder Yield Fund – Advisor Class	1,000,000,000 200,000,000
TDAM U.S. Small-Mid Cap Equity Fund – Institutional Class TDAM U.S. Small-Mid Cap Equity Fund – Advisor Class	1,000,000,000 200,000,000

Series and Class	Number of Shares
TDAM 1- to 5-Year Corporate Bond Portfolio TDAM 5- to 10-Year Corporate Bond Portfolio	600,000,000 400,000,000
TDAM Tactical Opportunities Fund	100,000,000

THIRD: The shares of Common Stock described above have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

FIFTH: The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Secretary as of this 29th day of July, 2014.

ATTEST:		TD ASSET MANAGEMENT USA
FUNDS INC.

/s/ Curtis Barnes	By:	/s/ Michele Teichner (SEAL)
Curtis Barnes		Michele Teichner
Secretary		Vice President